N-SAR Exhibit: Sub-item 77Q1(e)
Legg Mason Global Asset Management Trust
QS Strategic Real Return Fund

Item 77Q1(e) : Exhibits
In response to Sub-Items 77Q1(e), QS Strategic Real Return Fund, the Registrant incorporates by reference the new investment advisory contracts as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 on April 20, 2016 (Accession No. 0001193125-16-548192).
The Registrant also incorporates by reference Post-Effective Amendment No. 116 to Form N-1A filed on January 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-435826).